UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014 (August 25, 2014)

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01Changes in Registrant’s Certifying Accountant

On August 25, Southwest Bancorp, Inc. (the “Company”) formally engaged BKD LLP (“BKD”) as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2015 including the interim quarterly periods ending March 31, June 30, and September 30, 2015.  As discussed below, the appointment of BKD will result in the dismissal of Ernst & Young LLP (Ernst & Young) as the Company’s independent registered public accounting firm.  The decision to change accounting firms was the result of a request for proposal process in which the Audit Committee of the Board of Directors of Southwest Bancorp, Inc. conducted a comprehensive, competitive process to select the independent registered public accounting firm.

During the fiscal years ended December 31, 2012 and 2013, and the subsequent interim period through August 25, 2014, neither the Company nor anyone on its behalf has consulted with BKD regarding (i) application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report nor oral advice was provided to the Company that BKD concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K

In connection with the engagement of BKD, on August 25, 2014, the Company notified Ernst & Young that it will be dismissed as the Company’s independent registered public accounting firm.  Ernst & Young will complete its engagement as the Company’s independent registered public accounting firm for the Company’s calendar year ending December 31, 2014 upon the filing of the Company’s Form 10-K for the year ending December 31, 2014.  Upon completion of Ernst & Young’s audit services, the Company will file an amendment to this Form 8-K with the specific date of dismissal of Ernst & Young and an update to the disclosures required by Item 304(a) of Regulation S-K through that date.  The Company has given permission to Ernst & Young to respond fully to the inquiries of the successor auditor.

Ernst & Young’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2012 and 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  The audit report of Ernst & Young on the effectiveness of internal control over financial reporting as of December 31, 2013 did not contain an adverse opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  The audit report of Ernst & Young report on the effectiveness of internal control over financial reporting as of December 31, 2012 included an adverse opinion on the Company's internal control over financial reporting due to the effect of material weaknesses identified during the audit of the financial statements for the fiscal year ended December 31, 2012 related to the review of the goodwill impairment analysis.

During the fiscal years ended December 31, 2012 and 2013, and the subsequent period through August 25, 2014, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter in its reports for such years and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.

The Company provided Ernst & Young with a copy of the disclosures it is making in this Current Report on Form 8-K.  The Company requested that Ernst & Young furnish a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the statements made herein.  A copy of Ernst & Young’s letter dated August 29, 2014 is attached as Exhibit 16.1 hereto.

Item 9.01   Financial Statements and Exhibits.

(d)Exhibits:

16.1:Letter of Ernst & Young LLP dated August 29, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 29, 2014

SOUTHWEST BANCORP, INC. By: /s/ Joe T. Shockley, Jr. Name: Joe T. Shockley, Jr. Title: EVP & CFO

Exhibit Index

Exhibit No.	Description	Method of Filing

16.1	Letter of Ernst & Young LLP dated August 29, 2014	Filed herewith electronically